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                                 EXHIBIT 10.52

Letter of Understanding, dated December 15, 1999, from ICG Communications, Inc., regarding Section 4 of the Employment Agreement between ICG Communications, Inc. and Douglas I. Falk.

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                                                   December 15, 1999



Douglas Falk
161 Inverness Drive West
Englewood, Colorado 80112

Dear Doug:

         This letter evidences our understanding that, if the Company terminates your employment pursuant to Section 4 of the Employment Agreement between you and the Company dated June 1, 1999, all options to purchase shares of the Company that have been granted to you pursuant to the Company's Stock Option Plans, but not yet vested, will immediately vest on the date of such termination and you will be entitled to exercise all options held by you for a period of six months after the date of termination in accordance with the plans and agreements relating to such options.

                                                        ICG COMMUNICATIONS, INC.



                                                        By:  /s/ Don Teague
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